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                                                                   EXHIBIT 10.16
                            MEMORANDUM OF AGREEMENT

MagiNet PPV (Thailand) Co., Ltd. and Trinity Group hereby agree to co-operate for the purpose of selling and displaying video advertising directories on all MagiNet interactive video systems installed in hotels in Thailand. The directory service shall be named "InfoLook".

The parties agree specifically as follows:

MagiNet will at its expense:

     * Provide the hardware and software technology necessary to provide InfoLook in its customer hotels.
     *    Install InfoLook in all MagiNet hotels in Thailand.
     *    Provide maintenance to the InfoLook as required.
     *    Provide training for the Trinity sales force.

Trinity will at its expense:

     *    Employ at least 200 sales persons to sell InfoLook advertising space.
     * Provide such sales personnel with all necessary sales tools and information.
     * Provide accounting services to track sales, collect revenues and pay expenses and partnership shares. Partnership shares shall be paid within 30 days following receipt of funds by Trinity.

General:

     * MagiNet shall have exclusive control over the type of ads permitted to be included in InfoLook (i.e., no message parlors, etc.).
     * The price for a one-page still photo ad for calendar 1997 shall be [***]
     * Prices shall be subject to change by mutual agreement, and will be increased each year as appropriate to reflect the increased size of viewing base. Multimedia ads will be priced higher in amounts to be mutually agreed.
     * Trinity shall receive [***] of gross InfoLook revenue as full compensation for all services provided above by it or its affiliates.
     * MagiNet shall receive [***] of gross InfoLook revenue as full compensation for all services provided above by it or its affiliates.
     * The term of this agreement shall be from the date of signature of this Agreement until December 31, 2002, whereupon it shall automatically renew for successive one-year terms until terminated by either party by written notice delivered at least ninety (90) days prior to the end of the relevant year.

[***] Confidential treatment requested pursuant to a request for confidential treatment Filed with the securities and Exchange Commission. Omitted portions have been Filed separately with the Commission.
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MagiNet PPV (Thailand) Co., Ltd./Trinity Group
Memorandum of Agreement
May 23, 1996
Page 2 of 2


     * This Agreement specifically excludes any non-directory advertising placed by MagiNet on its systems unless sold by Trinity, in which case pricing for such ads will be separately determined by mutual agreement. Examples are ads displayed on MagiNet menu or other screens or displayed in connection with the provision of entertainment or information services to guests.


Approved and agreed to:

MAGINET PPV (THAILAND) CO., LTD.             TRINITY GROUP



/s/ Robert R. Creager                        /s/ Arun Churdboonchart
Robert R. Creager                            Arun Churdboonchart

22/5/96                                      22-5-96

Date                                         Date